Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-189579 on Form S-8 of our report dated June 30, 2014, appearing in this Annual Report on Form 11-K of the Dominion Transmission and Hope Gas Union Savings Plan for the year ended December 31, 2013.

/s/ Deloitte & Touche LLP

Richmond, Virginia
June 30, 2014